STATE OF DELAWARE
CERTIFICATE OF OWNERSHIP

SUBSIDIARY INTO PARENT
Section 267

CERTIFICATE OF OWNERSHIP
MERGING

BIOCUBE, INC.

AND

ALLIANCE NETWORKS COMMUNICATIONS, INC.

INTO

ALLIANCE NETWORK COMMUNICATIONS HOLDINGS, INC.

(Pursuant to Section 267 of the General Corporation Law of Delaware)

ALLIANCE NETWORK COMMUNICATIONS HOLDINGS, INC., a corporation incorporated on the 30th day of July, 2007 pursuant to the General Corporation Laws of the State of Delaware;

DOES HEREBY CERTIFY that this corporation owns 100 percent of the capital stock of BIOCUBE, INC. a corporation incorporated on the 5th day of November, 2008 under the laws of the State of Nevada; and

DOES HEREBY FURTHER CERTIFY that this Corporation owns 100 percent of the capital stock of ALLIANCE NETWORKS COMMUNICATIONS, INC., a corporation incorporated on the 20th day of April, 2009 under the laws of the State of Nevada and that this Corporation, by a resolution of its Board of Directors duly adopted by unanimous written consent on November 30, 2010 determined to and did merge into itself the said BIOCUBE, INC. and the said ALLIANCE NETWORKS COMMUNICATIONS, INC., and as a result of said merger to change its corporate name to BioCube, Inc. which resolution is in the following words to wit:

WHEREAS, this corporation lawfully owns 100% of the outstanding stock of BIOCUBE, INC., a corporation organized and existing under the laws of Nevada; and

WHEREAS, this corporation lawfully owns 100% of the outstanding stock of ALLIANCE NETWORKS COMMUNICATIONS, INC., a corporation organized and existing under the laws of Nevada; and

WHEREAS, this Corporation desires to merge into itself the said BIOCUBE, INC. and the said ALLIANCE NETWORKS COMMUNICATIONS, INC., and to be possessed of all the estate, property, rights, privileges and franchises of said corporations; and

WHEREAS, as part of the merger of the said subsidiary corporations into itself this Corporation shall change its corporate name to BioCube, Inc.; and

WHEREAS,                       a majority of the shareholders of this Corporation have consented in writing to the actions authorized by the following resolutions;

NOW, THEREFORE, BE IT RESOLVED,  that this Corporation merges into itself its wholly-owned subsidiaries, BIOCUBE, INC. and ALLIANCE NETWORKS COMMUNICATIONS, INC., and assumes all of their liabilities and obligations; and

FURTHER RESOLVED, that following the mergers, ALLIANCE NETWORK COMMUNICATIONS HOLDINGS, INC., shall relinquish its corporate name and assume in place thereof the name BioCube, Inc.; and

FURTHER RESOLVED, that the President of this Corporation be, and he hereby is, authorized and directed to make and execute a Certificate of Ownership setting forth a copy of the resolutions to merge said BioCube, Inc. and said Alliance Networks Communications, Inc. into itself, to change its corporate name to BioCube, Inc. and to assume all of their liabilities and obligations and the date of the adoption thereof, and to file the same in the office of the Secretary of State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of
New Castle County; and

FURTHER RESOLVED, that the President of this Corporation be, and he hereby is, authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in any way necessary or proper to effect the said mergers; and

FURTHER RESOLVED, that the effective date of the actions taken herein shall be December 31, 2010.

IN WITNESS WHEREOF, said parent corporation has caused its corporate seal to be affixed and this certificate to be signed by an authorized officer, this 20th day of December, 2010.

ALLIANCE NETWORK COMMUNICATIONS HOLDINGS, INC

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By:/s/ Boris Rubizhevsky
      Boris Rubizhevsky
      President and Chief Executive Officer